Exhibit 99.1

Joint Filer Information

Name:  TL Ventures IV L.P.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  TL Ventures IV Interfund L.P.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  Mark J. DeNino
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  Robert E. Keith, Jr.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P.
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  TL Ventures IV Management L.P.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  TL Ventures IV LLC
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006

Name:  Christopher Moller, Ph.D.
Address: 700 Building,  435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: TL Ventures IV L.P
Issuer and Ticker Symbol:  Traffic.com, Inc. (TRFC)
Date of Event Requiring Statement:  February 1, 2006